UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2008

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

In a letter dated April 24, 2008 from Shell Chemicals LP ("Shell") to Kraton Polymers U.S. LLC ("Kraton U.S."), Shell announced that it has elected to terminate the Butadiene Sales Contract dated April 25, 2006 in accordance with the terms thereof. The effective date of the termination will be April 30, 2009. Kraton U.S. is a wholly owned subsidiary of Kraton Polymers LLC (together with its subsidiaries, "Kraton").

Kraton sources butadiene in the United States pursuant to this contract, which provides that the price Kraton pays for butadiene is scheduled and varies based on the published prices for butadiene on world markets. Kraton expects to negotiate and enter into a replacement agreement with Shell and/or other suppliers, although no assurances can be provided that any such replacement agreement will be entered into or as to the terms of any such replacement agreement.

Kraton and affiliates of Shell are parties to a number of other contracts and arrangements, which are described in Kraton's annual report on Form 10-K for the year ended December 31, 2007, which was filed on March 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

April 29, 2008	By:	/s/ Stephen W. Duffy

Name: Stephen W. Duffy
Title: Vice President and General Counsel